UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Agreement.

On February 2, 2024, Cingulate Inc. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”), with investors pursuant to which the Company agreed to sell, in a best efforts public offering (the “Offering”) an aggregate of (i) 1,375,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,375,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) series A common warrants (the “Series A Warrants”) to purchase up to an aggregate of 3,750,000 shares of Common Stock (the “Series A Common Warrant Shares”), and (iv) series B common warrants (the “Series B Warrants”) to purchase up to an aggregate of 1,875,000 shares of Common Stock (the “Series B Common Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series A Warrant to purchase one share of Common Stock and one Series B Warrant to purchase one-half of a share of Common Stock. The public offering price for each share of Common Stock and accompanying warrants was $2.00, and the public offering price for each Pre-Funded Warrant and accompanying warrants was $1.9999. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. The Series A Warrants have an exercise price of $2.00 per share, are exercisable immediately and will expire five years from the issuance date. The Series B Warrants have an exercise price of $2.00 per share, are exercisable immediately and will expire two years from the issuance date.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Series A Warrants or Series B Warrants, is approximately $6.5 million. The Company intends to use the net proceeds from the Offering for continued research and development and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts. The Offering closed on February 6, 2024.

In the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Series A Warrants, Series B Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants, Series B Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an Engagement Letter (as amended, the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.8% of the aggregate gross proceeds received in the Offering, (ii) $100,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses, (iii) a non-accountable expense allowance of $50,000 and (iv) $15,950 for the clearing expenses.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 150,000 shares of Common Stock (the “Placement Agent Warrant Shares”) (which represents 4.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants have an exercise price of $2.50 per share and will expire on February 2, 2029.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A Warrants, the Series A Warrant Shares, the Series B Warrants, the Series B Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on January 12, 2024, with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-276502), and declared effective on February 2, 2024.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A Warrant, form of Series B Warrant, and form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On February 2, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On February 6, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

4.4	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated February 2, 2024

99.2	Press Release, dated February 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: February 6, 2024	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer